                                                                   EXHIBIT 16(a)

         NORTH CAROLINA MUNICIPAL BOND FUND CLASS A (9/25/92-1/31/93)
                       AVERAGE ANNUAL AND TOTAL RETURNS

                                                                Since
                                                              Inception      Since
                                                                 Avg.      Inception
                                                                Annual       Total
                                                                Return      Return*
                                                              ---------    ---------
Initial Investment..........................................  $1,000.00    $1,000.00
Divided by Max. Offer. Price................................      10.42
                                                              ---------
Divided by Net Asset Value..................................                   10.00
                                                                           ---------
Equals Shares Purchased.....................................
Plus Shares Acquired through Dividend Reinvestment..........       5.73         1.70
                                                              ---------    ---------
Equals Shares Held at 1/31/93...............................
Multiplies by Net Asset Value at 1/31/93....................      10.22        10.22
                                                              ---------    ---------
Equals Ending Redeemable Value at $1,000 Investment
 (ERV) at 1/31/93...........................................
Divided by $1,000 (P).......................................
Subtract 1..................................................
Expressed as a percentage equals the Aggregate Total
 Return for the Period (T)..................................       3.94%
                                                              =========
Expressed as a percentage equals the Aggregate Total
 Return for the Period......................................                    3.94%
                                                                           =========
ERV divided by P............................................
Raise to the power of.......................................
Equals......................................................
Subtract 1..................................................
Expressed as a percentage equals the Average Annualized
 Total Return...............................................      -0.61%
                                                              =========

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*Does not include sales charge for the period.

                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                            ENDING JANUARY 31,1993

                  NORTH CAROLINA MUNICIPAL BOND FUND-CLASS A

Long item income generally based on yield to maturity
 times market value of each security..........................       $17,669
Plus short term income accrued for the past thirty days.......         1,766
                                                                 -----------
Equals Total Income...........................................        19,435
Less expenses for the past thirty days........................          (355)
                                                                 -----------
Equals net monthly income for yield calculation...............        19,081
                                                                 -----------
Average shares outstanding for 30 days........................       425,227
Times the Maximum Offering Price..............................         10.63
                                                                 -----------
Equals total dollars..........................................    $4,520,166
                                                                 ===========
Net monthly income divided by total dollars equals............   0.004221223
                                                                 -----------
Add 1.........................................................   1.004221223
                                                                 -----------
Raise to the power of 6.......................................   1.025596128
                                                                 -----------
Subtract 1....................................................   0.025596128
                                                                 -----------
Times 2.......................................................   0.051192255
                                                                 -----------
Expressed as a percentage equals the Standardized
 Yield for 30 day period......................................          5.12%*
                                                                 ===========
Tax Rate......................................................          0.28%
x = I minus Tax Rate..........................................          0.72%
Standardized Yield divided by x equals Tax Equivalent
 Yield for 30 day period......................................          7.11%*
                                                                 ===========

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*The SEC standardized 30 day yield for North Carolina Municipal Bond Fund-Class
 A would be 3.98% without voluntary reimbursement. The tax equivalent yield would be 5.53%.